SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        MORGAN STANLEY DEAN WITTER & CO.
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             (Exact Name of Registrant as Specified in Its Charter)


               DELAWARE                                  36-3145972
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(State of Incorporation or Organization)     (IRS Employer Identification no.)


    1585 Broadway, New York, New York                      10036
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(Address of Principal Executive Offices)                 (Zip Code)

If this Form relates to the registration  If this Form relates to the
of a class of securities pursuant to      registration of a class of securities
Section 12(b) of the Exchange Act and     pursuant to Section 12(g) of the
is effective pursuant to General          Exchange Act and is effective pursuant
Instruction A.(c), please check the       to General Instruction A.(d), please
following box. [X]                        check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-47576


Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class               Name of Each Exchange on Which
           to be so Registered               Each Class is to be Registered
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Medium-Term Notes, Series C, Performance  THE AMERICAN STOCK EXCHANGE
Equity Return linKed Securities due
March 30, 2004 ("PERKS") based on the
value of the Nasdaq-100 Index


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, Performance Equity Return linKed SecuritiesSM due March 30, 2004 ("PERKSSM") based on the value of the Nasdaq-100 Index. A description of the PERKS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-47576) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated January 24, 2001 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the PERKS contained in the pricing supplement dated January 24, 2001 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the PERKS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the PERKS.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MORGAN STANLEY DEAN WITTER & CO.
                                       (Registrant)


Date: January 24, 2001                 By: /s/ Martin M. Cohen
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                                          Martin M. Cohen
                                          Assistant Secretary and Counsel


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                               INDEX TO EXHIBITS

Exhibit No.                                                            Page No.

   4.1      Proposed form of Global Note evidencing the PERKS            A-1







                                       4